Exhibit 99.1

WESTERN SIERRA BANCORP APPOINTS JOHN G. BRINER TO BOARD OF DIRECTORS

CAMERON PARK, CA – July 1, 2005 — Western Sierra Bancorp (NASDAQ:  WSBA) today announced that John G. “Jack” Briner has been appointed to its board of directors effective July 8, 2005.  Briner has served as Chief Executive Officer of Western Sierra’s Auburn Community Bank subsidiary since it was founded in 1998 and as Chairman for Auburn Community Bank since 2003.  He also served as Western Sierra’s Chief Operating Officer from May 2004 to May 2005.  In connection with his appointment, Briner retired from active employment effective June 30, 2005.  Briner will continue to serve as Chairman of Auburn Community Bank.

“We are fortunate to have someone with Jack’s level of professional experience and community banking knowledge on our board,” remarked Charles W. Bacchi, Chairman of the Western Sierra board of directors.

Western Sierra Bancorp is comprised of Western Sierra Bank, Lake Community Bank, Central California Bank and Auburn Community Bank, and has assets exceeding $1.2 billion. Western Sierra Bancorp operates in the counties of El Dorado, Placer, Sacramento, Lake, Stanislaus, San Joaquin, Amador, Calaveras, Contra Costa, Tuolumne and Butte.  Western Sierra Bancorp operates 33 branches and loan production facilities.

Contact:    Gary Gall, President & CEO   530.677.5694